SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K



                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                             October 16, 1998



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



  Colorado                         0-16203               84-1060803
(State of                         Commission          (I.R.S. Employer
Incorporation)                     File No.            Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                                 80202
   (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code:
          (303) 293-9133

ITEM 5.   OTHER EVENTS


     (A) In an agreement dated October 12, 1998 ("Acquisition Agreement"), Delta Petroleum Corporation agreed to acquire two licenses for exploration of approximately 1.9 million acres in the Pavlodar region of Eastern Kazakhstan by agreeing to exchange its common stock and warrants in a private transaction for 100% of Ambir Properties, Inc. ("Ambir"), a private company which holds the licenses as its sole asset. A copy of the Acquisition Agreement is incorporated herein as Exhibit
99.1. The transaction includes the exchange of 250,000 shares of restricted Delta common stock and 500,000 warrants to purchase common stock at prices ranging from $3.50 to $5.00 per share. The stock and warrants will be held in escrow pending receipt by Delta before March 31, 1999, of a legal opinion verifying certain representations by the sellers and the status of licenses and contracts with the government of Kazakhstan. A work plan prepared by Delta has been approved by the Kazakhstan government which establishes minimum work and spending commitments until February 1, 2003. The acquisition is a high risk,
frontier exploration project.   Delta does not presently have the
expertise nor the resources to meet all commitments that will be required in the later years of the work plan. Delta may seek other companies in the oil and gas industry to participate in the implementation of the work plan.

          The Acquisition Agreement includes a Voting Agreement under which the officers of Delta, Aleron H. Larson, Jr., Chairman and CEO, and Roger A. Parker, President, vote all shares owned by the selling shareholders of Ambir until December 31, 2002.

     (B) The Company has entered into an agreement dated October 2, 1998 with MDC Group, Inc. ("MDC") entitled "Agreement for Public and Broker Relations" ("Agreement"), a copy of which, with exhibits, is
incorporated herein as Exhibit 99.2.   The Agreement is for the period
of one year and provides for the Company to issue 350,000 shares of its restricted common stock and options for the purchase of common stock at prices ranging from $2.50 to $6.00 per share with expiration dates ranging from 90 days to one year as compensation for services to MDC. Prior to the end of the first six month period of the Agreement, Delta may elect to terminate the Agreement for the second six month period in which event MDC will return 100,000 shares of the common stock to Delta. MDC will pay for all printing, publication and mailing costs associated with disseminating information about Delta with certain minimum requirements (see Agreement; Exhibit 99.2).

          The Agreement also includes a Voting Agreement under which the officers of Delta, Aleron H. Larson, Jr., Chairman and CEO, and Roger A. Parker, President, vote all shares owned by MDC until December 31, 2002.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 Acquisition Agreement between Delta Petroleum Corporation and Ambir Properties, Inc. dated October 12, 1998.

     99.2 Agreement for Public and Broker Relations between MDC Group, Inc. and Delta Petroleum Corporation dated October 2, 1998.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date:  October 16, 1998            By: s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.

                              INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.


     99.1 Acquisition Agreement between Delta Petroleum Corporation and Ambir Properties, Inc. dated October 12, 1998.

     99.2 Agreement for Public and Broker Relations between MDC Group, Inc. and Delta Petroleum Corporation dated October 2, 1998.